UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

MOUNT TAM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-192060	45-3797537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

106 Main Street #4E

Burlington, VT 05401

(425) 214-4079

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

7250 Redwood Boulevard, Suite 300

Novato, California  94925

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Timothy Powers

On December 20, 2018, Timothy Powers, the Chief Scientific Officer (“CSO”) and a member of the Board of Directors of Mount Tam Biotechnologies, Inc., a Nevada corporation (the “Company”), informed the Company of his intention to immediately resign from his positions (i) as CSO and (ii) as a member of the Board of Directors. Mr. Powers did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices that resulted in his resignation.  By agreement of the Company and Mr. Powers, Mr. Powers’ resignation as CSO was made effective September 5, 2018.  Effective upon Mr. Powers’ resignation as a director, the size of the Company’s Board of Directors was reduced from five to four directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT TAM BIOTECHNOLOGIES, INC.

Date:	December 27, 2018
By:	/s/ Richard Marshak
Name:	Richard Marshak
Title:	Chief Executive Officer